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                                  EXHIBIT 11.1

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                                                THREE MONTHS ENDED JUNE 30,
                                               ------------------------------
                                                   1999           1998
                                                   ----           ----

        Net loss attributable to common
          shareholders........................  $(1,799,126)   $(4,854,001)
                                                ===========    ===========

        Weighted average shares outstanding...    9,594,950      7,704,795
                                                  =========      =========

        Basic and diluted net loss per common
        share.................................     $(0.19)         $(0.63)
                                                    ======          ======

                                                SIX MONTHS ENDED JUNE 30,
                                               -----------------------------
                                                   1999           1998
                                                   ----           ----

        Net loss attributable to common
          shareholders........................ $(3,284,112)   $(6,390,754)
                                                ===========    ===========

        Weighted average shares outstanding...   9,488,232      7,489,646
                                                 =========      =========

        Basic and diluted net loss per common
        share.................................     $(0.35)         $(0.85)
                                                    ======          ======


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                       COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                           THREE MONTH   SIX MONTH
                                                                               PERIOD      PERIOD
                                                                   ACTUAL     WEIGHTED    WEIGHTED
                                                  ISSUE DATE       SHARES     AVERAGE     AVERAGE
                                                  ----------       ------     -------     -------

       Common Shares, December 31, 1997 .........                7,225,462    7,225,462  7,225,462
       Option Exercise ..........................  01/09/98         31,655       31,655     30,256
       Option Exercise...........................  01/13/98          3,876        3,876      3,619
       Restricted Stock Award ...................  03/06/98         50,000       50,000     32,320
       Exercise of Stock Option .................  04/09/98         35,966       32,804     16,493
       Exercise of Stock Option .................  05/13/98          1,938        1,044        525
       Sale of Shares for Cash...................  06/10/98      1,462,044      337,395    169,629
       Exercise of Stock Option .................  06/11/98         96,506       21,210     10,664
       Exercise of Stock Option..................  06/12/98          6,462        1,349        678
                                                                 ---------    ---------  ---------
          Common Shares, June 30, 1998...........  06/30/98      8,913,909    7,704,795  7,489,646
                                                                 =========    =========  =========

       Common Shares, December 31, 1998 .........                9,379,209    9,379,209  9,379,209
       Option Exercise ..........................  03/26/99         20,144       20,144     10,684
       Dilution Shares Issued ...................  04/29/99        286,408      195,135     98,107
       Dilution Shares Issued ...................  06/23/99          6,000          462        232
                                                                 ---------    ---------  ---------
          Common Shares, June 30, 1999...........  06/30/99      9,691,761    9,594,950  9,488,232
                                                                 =========    =========  =========

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